EXHIBIT 99.1

Parametric Technology Corporation

Certification of Periodic Financial Report
Pursuant to 18 U.S.C. Section 1350

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of Parametric Technology Corporation (the “Company”) certifies that the Annual Report on Form 10-K of the Company for the year ended September 30, 2002 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in that Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:	January 28, 2003	/s/ C. Richard Harrison
C. Richard Harrison
Chief Executive Officer

Dated:	January 28, 2003	/s/ Thomas L. Beaudoin
Thomas L. Beaudoin Acting Chief Financial Officer